Exhibit 10.25A

CONFIDENTIAL

February 24, 2015

To:	Director, Battery Technology
Tesla Motors, Inc.
3500 Deer Creek Road Palo Alto, CA 94304

Cc: Legal Department

RE:

Notification of adding Panasonic Energy Corporation of North America as a Co-Party to General Terms and Conditions, Production Pricing Agreement and Investment Letter Agreement for Panasonic’s First Line Unit at Giga-Factory

Dear Mr. Kurt Kelty,

This letter is to notify Tesla Motors, Inc. pursuant to Section 16.4(a)(i) of General Terms and Conditions dated October 1, 2014 between Tesla Motors, Inc. and Panasonic Corporation (“General Terms”) that Panasonic Energy Corporation of North America, an Affiliate of Panasonic Corporation, is added as of January 1, 2015 as a co-party to those General Terms, Production Pricing Agreement dated September 30, 2014 and Investment Letter Agreement for Panasonic’s First Production Line Unit at Giga-Factory dated October 1, 2014.

Please kindly indicate Tesla’s confirmation on the foregoing by signing where indicated below, and return the original to Panasonic Corporation.

Sincerely yours,

/s/ Shinji Sakamoto		/s/ Masayuki Kitabayashi
Shinji Sakamoto		Masayuki Kitabayashi
Executive Officer		President
Senior Vice President		Panasonic Energy Corporation of North America
Automotive & Industrial Systems Company
Panasonic Corporation

Confirmed by Tesla Motors, Inc.

By:	/s/ JB Straubel
Name: JB Straubel
Title: CTO
Tesla Motors, Inc.